UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2020

TORTEC GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55150	45-5593622
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

30 N. Gould Street, Suite 2489, Sheridan, Wyoming 82801
(Address of principal executive offices, including zip code)

(307) 248-9177
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.08

Shareholder Director Nominations.

On November 27, 2020, the Board of Directors (the “Board”) of Tortec Group Corporation, a Nevada corporation (the “Company”), voted to revise the date of the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to Friday, January 29, 2021.

Because no shareholder meeting was held last year, pursuant to Rule 14a-8, the deadline for receipt of shareholder proposals intended to be included in Company’s proxy materials is a reasonable time before the Company begins to print and send its proxy materials. Shareholder proposals intended to be submitted pursuant to Rule 14a-8 in connection with the Annual Meeting should be received by Company’s Secretary on or before the close of business on Thursday, December 3, 2020 in order to be considered for inclusion in Company’s proxy materials. Such proposals must be directed to: 30 N. Gould Street, Suite 2489, Sheridan, Wyoming 82801, Attn: Secretary, must comply with the requirements of Rule 14a-8 and the interpretations thereof, and may be omitted from the proxy materials if not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTEC GROUP CORPORATION

Date: November 27, 2020	By:	/s/ Stephen H. Smoot
Stephen H. Smoot, President and CEO

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